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                                                                   Exhibit 4.1


                            SECOND SUPPLEMENTAL INDENTURE


         This Second Supplemental Indenture, dated as of ___________, 1997, is made between AAR CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company") having its principal office at 1100 North Wood Dale Road, Wood Dale, Illinois 60191 and First Trust National Association, a national banking association duly organized and existing under the laws of the United States of America, having its principal corporate trust office at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, as trustee (hereinafter called the "Trustee," as successor in interest to Continental Bank, National Association, as trustee) under that certain Indenture dated as of October 15, 1989 between the Company and the Trustee, as amended by that certain First Supplemental Indenture dated as of August 26, 1991 between the Company and the Trustee (the "Indenture").


                                       RECITALS


         A. The Company has heretofore executed and delivered to the Trustee the Indenture pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (the "Securities") may be issued from time to time. All terms used in this Second Supplemental Indenture which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         B. The Company desires and has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the Indenture (1) to permit the Company to elect that Securities of any series issued on or after the date hereof to be, in whole or in part, in book-entry form; and (2) to make certain other changes in the Indenture with respect to Securities issued on or after the date hereof.

         C. Section 901(5) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to change any of the provisions of the Indenture provided that no such change becomes effective with respect to any Securities that are Outstanding prior to making such change.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows with respect to Securities of all series issued on or after the date hereof:

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                                     ARTICLE ONE

         SECTION 101. The provisions of this Second Supplemental Indenture shall only apply and be effective with respect to the Company's _____% Senior Notes Due __________, 2007 and all other Securities issued on or after the date hereof; provided, however, that the provisions of Section 112 hereof shall only be effective with respect to the Company's __% Senior Notes Due 2007.

`        SECTION 102.   Section 101 of the Indenture is hereby amended to
include therein the following provisions:

         (a)  After the definition of Defaulted Interest:

              "'Depositary' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series."

         (b)  After the definition of Event of Default:

              "'Exchange Act' means the Securities Exchange Act of 1934, as amended."

         (c)  After the definition of Funded Debt:

              "'Global Security' means a security bearing the legend specified in Section 206 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee."

         SECTION 103.   Section 104(a) of the Indenture is amended as follows:

         The following paragraph is added to the end thereof:

              "Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security. Without limiting the generality of the foregoing sentence, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy or proxies duly


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    appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may give its proxy or proxies to the Depositary's participants or the beneficial owners of interests in any such Global Security, as the case may be, through such Depositary's standing instructions and customary practices. The Trustee shall fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any permanent Global Security held by a Depositary and who are entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date."

         SECTION 104. A new Section 205 shall be added to the Indenture to read in its entirety as follows:

         "Section 205.  SECURITIES IN GLOBAL FORM.

              If Securities of a series are issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Sections 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If the Company Order pursuant to Sections 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel."


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         SECTION 105.   A new Section 206 shall be added to the Indenture to
read in its entirety as follows:

              "Section 206.  FORM OF LEGEND FOR GLOBAL SECURITIES.

              Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form that is acceptable to the Depositary and the Trustee:

              "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

         SECTION 106. Section 301 of the Indenture is hereby amended as set forth:

              Section 301(10) is amended to read in its entirety as follows:

              "any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including, without limitation, terms as to whether any Securities of the series are to be issuable in whole or in part in the form of one or more Global Securities and, if so, (a) the Depositary with respect to such Global Security or Securities and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in Section 305."

         SECTION 107.   Section 303 of the Indenture is amended as follows:

         The following paragraph is added to the end thereof:

              "If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend as required by Section 206."


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         SECTION 108.   Section 305 of the Indenture is amended as follows:

         The following paragraph is added to the end thereof:

              "Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any Global Security shall be exchangeable pursuant to this Section 305 or Sections 304, 306, 906 or 1107 for Securities registered in the name of, and a transfer of a Global Security of any series may be registered to, any Person other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a written order of the Company, that such Global Security shall be so exchangeable and the transfer thereof so registrable, or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amounts equal to the principal amount of such Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Securities shall be surrendered from time to time by the Depositary and in accordance with instructions given to the Trustee and the Depositary, as shall be specified in the Company Order with respect thereto to the Trustee (provided, however, that upon the occurrence of one or more of the conditions specified in clause (iii) of the second preceding sentence no such Company Order shall be required, and such instructions shall be delivered by the Depositary to the Trustee), as the Company's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged which shall be in the form of registered Securities registered in the name of the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to the Depositary in accordance with the instructions of the Company


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

    referred to above. If a registered Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture."

         SECTION 109.   Section 308 of the Indenture is amended as follows:

         The following sentence is added to the end thereof:

              "No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever."

         SECTION 110. Section 501 of the Indenture is hereby amended as set forth:

              Section 501(5) is amended to read in its entirety as follows:

              "(5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than that series) in an aggregate principal amount exceeding $10,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture) in an aggregate principal amount exceeding $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default (i) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such


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    indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder, or"

         SECTION 111. Section 1007 of the Indenture is amended by deleting the phrase "5% of the Consolidated Tangible Net Assets" in the first paragraph thereof and inserting in lieu of such deleted phrase the following: "10% of the Consolidated Tangible Net Assets."

         SECTION 112. Subject to Section 101 above, Article 10 of the Indenture is amended by adding a new Section 1011 thereto as follows:

              "Section 1011.  Limitation on Certain Debt.

              The Company will not permit the aggregate principal amount of Debt of all consolidated Restricted Subsidiaries outstanding at any one time (other than secured Debt referenced in Section 1007) to exceed 15% of the Consolidated Net Tangible Assets."

         SECTION 113.   Section 1107 of the Indenture is amended as follows:

              The following sentence is added at the end thereof:

              "Except as otherwise specified as contemplated by Section 301, if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authorize and deliver to the Depositary in global form, without service charge, a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered."

                                     ARTICLE TWO

         SECTION 201. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 202. This instrument shall be governed by and construed in accordance with the laws of the State of Illinois.

         SECTION 203. Except as specifically modified by this Supplemental Indenture, the terms and conditions of the Indenture shall continue in full force and effect.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  AAR CORP.


                                  By:
                                     -----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------

ATTEST:


By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------

                                  FIRST TRUST NATIONAL ASSOCIATION,
                                  as Trustee



                                  By:
                                     -----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------

ATTEST:


By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------


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